    As filed with the Securities and Exchange Commission on October 19, 2001
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  Red Hat, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                 06-1364380
   (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)             Identification No.)

         2600 Meridian Parkway
         Durham, North Carolina                       27713
 (Address of Principal Executive Offices)          (Zip Code)

Red Hat, Inc. 1999 Stock Option and Incentive Plan, As Amended on August 2, 2001
                            (Full title of the plan)

                                Matthew J. Szulik
                      President and Chief Executive Officer

                                  Red Hat, Inc.
                              2600 Meridian Parkway
                          Durham, North Carolina 27713
               (Name and address of agent for service of process)

                                 (919) 547-0012
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             Brian T. Atkinson, Esq.
                             Moore & Van Allen PLLC
                        100 North Tryon Street, Floor 47
                      Charlotte, North Carolina 28202-4003

                                 (704) 331-1000

================================================================================

                                           CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
   Title of Securities to be Registered        Amount To Be       Proposed        Proposed           Amount of
                                                Registered        Maximum          Maximum          Registration
                                                               Offering Price     Aggregate             Fee
                                                                 Per Share     Offering Price (1)
---------------------------------------------------------------------------------------------------------------
 Common stock, par value $0.0001 per share      15,000,000         $3.99         $59,850,000           $14,963
---------------------------------------------------------------------------------------------------------------

   ------------
   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's Common Stock, par value $.0001 per share, reported on the Nasdaq National Market on October 16, 2001, which were $4.19 and $3.78, respectively.

--------------------------------------------------------------------------------

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement relates to the registration of additional securities issuable pursuant to an employee benefit plan for which a Registration Statement on Form S-8 (Reg. No. 333-96163) was filed by Red Hat, Inc. with the Securities and Exchange Commission on February 4, 2000. The contents of the Registration Statement filed on February 4, 2000 are incorporated herein by this reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham in the State of North Carolina, on this 18th day of October, 2001.

                              RED HAT, INC.


                              By:   /s/ Matthew J. Szulik
                                  ----------------------------------------
                                  Matthew J. Szulik
                                  President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   Signature                                     Title                               Date
    ----------------------------------------     ---------------------------------------    ------------------------

    /s/ MATTHEW J. SZULIK                        Chief Executive Officer, President and     October 18, 2001
    ------------------------------------         Director (principal executive officer)
    Matthew J. Szulik

    /S/ KEVIN B. THOMPSON                        Senior Vice President and Chief            October 18, 2001
    ------------------------------------         Financial Officer  (principal
    Kevin B. Thompson                            financial and accounting officer)


    /S/ ROBERT F. YOUNG                          Director                                   October 18, 2001
    ------------------------------------
    Robert F. Young

    /S/ EUGENE J. MCDONALD                       Director                                   October 18, 2001
    ------------------------------------
    Eugene J. McDonald

    /S/ WILLIAM S. KAISER                        Director                                   October 18, 2001
    ------------------------------------
    William S. Kaiser

    /S/ ERIC HAHN                                Director                                   October 18, 2001
    ------------------------------------
    Eric Hahn

    /S/ F. SELBY WELLMAN                         Director                                   October 18, 2001
    ------------------------------------
    F. Selby Wellman


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

                                INDEX TO EXHIBITS

   Exhibit No.      Description
 ----------------   ------------------------------------------------------------

        5           Opinion of Moore & Van Allen, PLLC
      23.1          Consent of Moore & Van Allen, PLLC (included in Exhibit 5).
      23.2          Consent of PricewaterhouseCoopers LLP



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